UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2020

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 18, 2020, as reported via a Form 8-K under Item 1.01 – Entry into a Material Agreement on November 19, 2020, Lexaria Bioscience Corp. (“Lexaria”) via its subsidiary Lexaria CanPharm ULC (“CanPharm”), entered into an asset purchase agreement (the “APA”) for the sale of CanPharm’s rights as licensee and licensor to the use and sublicense of Lexaria’s DehydraTECH Technology (the “Asset Sale”) in association with products containing 0.3% or greater tetrahydrocannabinol (“THC”) with Hill Street Beverage Company Inc. (“Hill Street”), a non-related third party corporation incorporated under the laws of Ontario, Canada.

The closing of the Asset Sale was effected on December 9, 2020 whereby CanPharm assigned to Hill Street its rights, as licensee, to the license issued by Lexaria for the use of the DehydraTECH Technology in connection with products containing 0.3% or more THC and its rights, as licensor, to the third party licenses whereby CanPharm had sublicensed the use of DehydraTECH. In addition to the assignment of these rights, CanPharm has also agreed to provide Hill Street with technical and marketing support services.

As consideration for the Asset Sale, Hill Street has issued CanPharm the following: (i) CDN$350,000; (ii) 6,031,363 common shares in its authorized share capital issued at a price of CDN$0.0829 per share and bearing a four month + 1 day hold legend; (iii) a promissory note in the principal amount of CDN$2,000,000 and bearing interest at a rate of 10% per annum; (iv) a limited license to use DehydraTECH outside of Canada and the US with certain products containing 0.3% or greater THC; and (v) the future issuance of common shares over a 16 month period and equal in value to CDN$1,000,000.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated December 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: December 10, 2020